Exhibit 8.1

[LETTERHEAD OF MORRISON & FOERSTER LLP]

May 22, 2015

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

We have acted as tax counsel to Raymond James Financial, Inc. (the “Corporation”), a Florida corporation, in connection with the filing of a shelf registration statement on Form S-3 by the Corporation (the “Registration Statement”). The Registration Statement registers an unspecified aggregate amount of securities which may be issued by the Corporation.

In that connection, we have reviewed the Registration Statement and made such legal and factual examinations and inquiries, as we have deemed necessary or appropriate for purposes of our opinion. In rendering this opinion, we have, with the consent of the Corporation, relied upon the accuracy of the facts, representations and other matters set forth in the Registration Statement. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of the documents. We have further assumed that all parties to the documents have acted, and will act, in accordance with the terms and conditions of such documents, including any covenants and agreements contained therein, without the waiver or modification of any such terms, conditions, covenants or agreements. We have not attempted to verify independently such assumptions.

We hereby confirm that, although the discussion set forth under the heading “U.S. federal income tax considerations” in the prospectus filed with the Registration Statement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the securities described in the prospectus, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of such securities, based upon current law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements of the Internal Revenue Service (“IRS”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. It is possible that contrary positions may be taken by the IRS and that a court may agree with such contrary positions.

May 22, 2015

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

We hereby consent to the use of our name under the headings “U.S. federal income tax considerations” and “Legal matters” in the prospectus filed with the Registration Statement. We further consent to your filing a copy of this opinion as Exhibit 8.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure under the heading “U.S. federal income tax considerations” set forth in the prospectus filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP